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                                                                   EXHIBIT 23(c)




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use in this registration statement on Form S-4 (Registration Statement File No. 333-57587) of our report dated February 12, 1998, except with respect to the matters discussed in Note 12 as to which the date is April 1, 1998, included herein and to all references to our Firm included in this registration statement.



/s/ ARTHUR ANDERSEN LLP
    Arthur Andersen LLP

Chicago, Illinois
October 22, 1998